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                                                                   EXHIBIT 23.01


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Quintiles Transnational Corp.:

As independent public accountants, we hereby consent to the incorporation of our report dated January 23, 2002 (except with respect to the matters discussed in Note 23, as to which the date is March 22, 2002) included in this Form 10-K, into the Company's previously filed Registration Statements 33-91026 on Form S-8, 333-03603 on Form S-8, 333-16553 on Form S-8, 333-40493 on Form S-8,
333-60797 on Form S-8, 333-75183 on Form S-8, 333-92987 on Form S-8, and
333-51272 on Form S-8.


                                                    /s/ ARTHUR ANDERSEN LLP


Raleigh, North Carolina,
March 22, 2002.